UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

STANDARD FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34893	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  412-856-0363

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2012, the Board of Directors of Standard Financial Corp. (the “Company”) granted stock options and restricted stock under its 2012 Equity Incentive Plan to its directors, officers and employees, including its named executive officers. A total of 83,475 stock options and 33,400 shares of restricted stock were granted to directors of the Company. In addition, a total of 194,600 stock options and 77,900 shares of restricted stock were granted to officers and employees of the Company.

The form of award agreements are filed as exhibits to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit No.	Description

10.1	Form of stock option agreement with employees
10.2	Form of stock option agreement with outside directors
10.3	Form of restricted stock award agreement with employees
10.4	Form of restricted stock award agreement with outside directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD FINANCIAL CORP.
DATE: July 25, 2012	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of stock option agreement with employees
10.2	Form of stock option agreement with outside directors
10.3	Form of restricted stock award agreement with employees
10.4	Form of restricted stock award agreement with outside directors